Solo Brands Announces Third Quarter Fiscal 2021 Results
Raises 2021 Guidance

GRAPEVINE, Texas: Solo Brands, Inc., (NYSE: DTC) a direct-to-consumer (DTC) platform for rapidly growing lifestyle brands (the “Company,” “we” or “our”), today announced its financial results for the three and nine month periods ended September 30, 2021.

Third Quarter FY 2021 Highlights
•Total revenue grew 138.3% to $69.4 million as compared to $29.1 million in the third quarter last year.
•Net income of $2.1 million, a decrease of (79.4)% compared to $10.3 million in the third quarter last year.
•Adjusted net income(1) of $15.8 million compared to $11.3 million, an increase of 39.7% over third quarter 2020.
•Adjusted EBITDA(1) increased 56.7% to $18.2 million compared to $11.6 million in the third quarter last year.

“I am proud that we have created an innovative platform encompassing four authentic and disruptive DTC brands. Our third quarter results reflect the strong momentum in our business across all of our brands with Solo Stove, our primary growth driver, continuing to deliver solid growth through our compelling product offerings and distinctive marketing” said John Merris, CEO of Solo Brands. "The investments we have made to our supply chain position us well to continue to generate strong revenue and profitability in 2021.”

“Looking longer-term, we continue to see significant opportunities in front of us and we will further invest our resources into product innovation, brand awareness, infrastructure, geographic and channel expansion to drive and sustain our long-term growth and profitability.”

Operating Results for the Third Quarter

Total revenue increased 138.3% to $69.4 million, compared to $29.1 million in the third quarter last year driven by strong results across channels.
•DTC revenues increased 119.6% to $58.1 million as compared to the previous year.
•Wholesale revenues increased 323.4% to $11.4 million as compared to the previous year.

The results include the acquisition of Chubbies and ISLE in Q3 of 2021 that was not included in our financial results last year.

Gross profit increased to $41.0 million, compared to $20.8 million in the third quarter last year and adjusted gross profit(1), reflecting the impact of purchase accounting adjustments related to the transactions, increased to $46.5 million compared to $20.9 million in the third quarter last year. Gross margin declined to 59.1% as compared to the previous year and was attributed to increased freight rates and higher logistics costs. Adjusted gross margin(1) declined to 67.0%, in line with expectations as compared to the previous year and was attributed to increased freight rates and higher logistics costs.

Selling, general and administrative (SG&A) expenses were $28.6 million, compared to $9.5 million in the third quarter last year. The increase was primarily due to increased investments in advertising and marketing to drive brand awareness, investments in headcount to support growth and higher shipping costs.

Other operating expenses were $3.1 million during the quarter. The increase in other operating expenses was driven by acquisition-related and IPO-related expenses.

Net income was $2.1 million as compared to $10.3 million in the third quarter last year.

Adjusted net income(1) was $15.8 million compared to $11.3 million.

Adjusted EBITDA(1) increased 56.7% to $18.2 million compared to $11.6 million in the same period last year.

Balance Sheet

Cash and cash equivalents at the end of the third quarter totaled $9.5 million, compared to $32.8 million at December 31, 2020.

Inventory at end of the third quarter was $113.6 million, compared to $14.3 million at December 31, 2020. The increase in inventory reflects a strong inventory position across brands, including brands acquired in 2021, that we are confident is sufficient to meet demand.

Guidance For Full Fiscal Year 2021 Our guidance reflects our best estimate of the business as we see it today. We are pleased with the start to the holiday selling season and are raising our full-year guidance.

Accordingly, we expect the following:

Total revenue is expected to be between $344 million and $352 million.

Adjusted EBITDA(1)(2) is expected to be between $107 million and $109 million.

Fully Diluted shares outstanding is expected to be 97.8 million as of December 31, 2021.

(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the sections titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Information” below.

(2) The Company has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.”

Conference Call Details

A conference call to discuss the Company's third quarter results is scheduled for December 8, 2021, at 8:30 a.m. ET. To participate, please dial 844-200-6205 or +1 929-526-1599 for international callers, conference ID 790861. The conference call will also be webcast live at https://investors.solobrands.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658 for international callers, conference ID 915288. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website as https://investors.solobrands.com.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through a disruptive and scaled DTC platform, Solo Brands offers innovative products directly to consumers primarily online through four lifestyle brands – Solo Stove firepits, stoves, and accessories, Chubbies premium casual apparel and activewear, Oru Kayak, origami folding kayaks that can be assembled in minutes, and ISLE paddleboards, one of the fastest growing online US retailers of paddle boards. Solo Brands is a direct-to-consumer platform that offers innovative products directly to consumers primarily through its owned websites.

Bruce Williams
Investors@solobrands.com
332-242-4303

Calvin Bond
Calvin.Bond@backbone.media

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated full year fiscal 2021 results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; the impacts of the COVID-19 pandemic on certain aspects of our business; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as may be required under applicable securities laws.

SOLO STOVE HOLDINGS, LLC
Consolidated Statements of Operations
(Unaudited)

	SUCCESSOR	INTERMEDIATE SUCCESSOR	SUCCESSOR	INTERMEDIATE SUCCESSOR
(In thousands, except per unit data)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net sales	$69,433	$29,135	$227,249	$66,592
Cost of goods sold	28,412	8,362	80,064	21,195
Gross profit	41,021	20,773	147,185	45,397
Operating expenses
Selling, general & administrative expenses	28,584	9,464	76,980	20,405
Depreciation and amortization expenses	5,063	648	12,968	2,172
Other operating expenses	3,063	—	5,673	6
Total operating expenses	36,710	10,112	95,621	22,583
Income (loss) from operations	4,311	10,661	51,564	22,814
Non-operating expenses
Interest expense (income)	2,233	216	7,350	1,084
Other non-operating expenses	7	166	9	244
Total non-operating expenses	2,240	382	7,359	1,328
Income (loss) before income taxes	2,071	10,279	44,205	21,486
Income tax expense (benefit)	(49)	11	123	11
Net income (loss)	2,120	10,268	44,082	21,475
Less: net income (loss) attributable to noncontrolling interest	937	—	1,166	—
Net income (loss) attributable to Solo Stove Holdings, LLC	$1,183	$10,268	$42,916	$21,475

Net income (loss) per unit(1)
Basic	$0.00	$0.13	$0.10	$0.27
Diluted	$0.00	$0.13	$0.10	$0.27

Weighted-average units outstanding
Basic	447,200	78,806	432,427	78,634
Diluted	447,200	78,806	432,427	78,634

(1) In the Successor period, the basic and diluted net income (loss) per unit amounts for the Class A and Class B units is the same for each class of unit. In the Intermediate Successor period, the basic and diluted net income (loss) per unit amounts for the Class A-1 and Class A-2 units is the same for each class of unit.

SOLO STOVE HOLDINGS, LLC
Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$9,529	$32,753
Accounts receivable, net	15,204	4,166
Inventory	113,634	14,348
Prepaid expenses and other current assets	6,377	328
Total current assets	144,744	51,595
Non-current assets
Property and equipment, net	6,679	980
Intangible assets, net	267,453	200,587
Goodwill	406,238	289,096
Other non-current assets	388	149
Total non-current assets	680,758	490,812
Total assets	$825,502	$542,407

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$9,647	$1,377
Accrued expenses and other current liabilities	15,578	15,203
Contingent consideration	—	100,000
Deferred revenue	1,360	20,246
Current portion of long-term debt	2,500	450
Total current liabilities	29,085	137,276
Non-current liabilities
Long-term debt, net	372,558	72,898
Deferred tax liability	18,644	—
Other non-current liabilities	326	133
Total non-current liabilities	391,528	73,031

Commitments and contingencies (Note 14)

Members’ equity
Class A units	205,805	237,309
Class B units	163,754	103,109
Incentive units	732	—
Retained earnings (accumulated deficit)	34,598	(8,318)
Total members’ equity	404,889	332,100
Total liabilities and members’ equity	$825,502	$542,407

SOLO STOVE HOLDINGS, LLC
Consolidated Statements of Cash Flows
(Unaudited)

	SUCCESSOR	INTERMEDIATE SUCCESSOR
(In thousands)	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$44,082	$21,475
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities
Depreciation	301	69
Amortization of intangible assets	12,667	2,103
Non-cash interest expense	1,944	114
Equity based compensation	732	—
Deferred income taxes	(944)	—
Bad debt expense	103	(77)
Changes in assets and liabilities
Accounts receivable	(8,715)	(1,249)
Inventory	(62,343)	961
Prepaid expenses and other current assets	(4,621)	(33)
Other non-current assets	188	(66)
Accounts payable	3,736	305
Accrued expenses and other current liabilities	(18,833)	(1,899)
Deferred revenue	(20,141)	4,069
Other non-current liabilities	180	49
Net cash provided by (used in) operating activities	(51,664)	25,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,104)	(663)
Assets and liabilities acquired, Oru acquisition, net cash paid	(19,135)	—
Assets and liabilities acquired, Isle acquisition, net cash paid	(21,757)	—
Assets and liabilities acquired, Chubbies acquisition, net cash paid	(92,416)	—
Net cash provided by (used in) investing activities	(138,412)	(663)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	249,000	—
Proceeds from term loan	100,000	—
Proceeds from line of credit	9,600	10,000
Repayment of senior debt facility	(45,000)	—
Repayment of term loan	—	(14,325)
Repayment of line of credit	(9,600)	(10,000)
Debt issuance costs paid	(4,234)	—
Payment of contingent consideration	(100,000)	(2,080)
Contributions	250	700
Distributions	(33,164)	(3,825)
Net cash provided by (used in) financing activities	166,852	(19,530)
Net change in cash and cash equivalents	(23,224)	5,628
Cash and cash equivalents balance, beginning of period	32,753	5,025
Cash and cash equivalents balance, end of period	$9,529	$10,653
SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$5,292	$7,219
SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Non-cash issuance of Class B units - noncontrolling interest purchase of Oru	$16,486	$—
Non-cash issuance of Class B units - Isle	$16,494	$—
Non-cash issuance of Class B units - Chubbies	$29,075	$—

SOLO STOVE HOLDINGS, LLC
SELECTED FINANCIAL DATA
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited) (In thousands except per share amounts)
Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per unit, Adjusted gross profit, and Adjusted gross profit margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

Adjusted gross profit/Adjusted gross profit margin

Adjusted gross profit reflects gross profit adjusted for fair value write-up of inventory as a result of change in control transactions in 2019 and 2020 and the Oru, ISLE and Chubbies acquisitions.

We define Adjusted gross profit margin as adjusted gross profit divided by net sales.

Adjusted Net Income

We define Adjusted Net Income as net income (loss), adjusted for amortization of intangible assets recognized from the change in control transactions and the Oru, ISLE, and Chubbies acquisitions, expenses incurred with the initial public offering, one-time transaction costs related to change in control transactions, acquisition related costs, inventory fair value write-up, compensation expense related to the incentive units, business expansion and optimization expenses, and management fees.

Adjusted EBITDA/Adjusted EBITDA Margin

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization expenses, adjusted for one-time transaction costs related to change in control transactions, the initial public offering, the Oru, ISLE and Chubbies acquisitions, acquisition related costs, inventory fair value write-up, compensation expense related to the incentive units, business expansion and optimization expenses, and management fees.

We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

	SUCCESSOR	INTERMEDIATE SUCCESSOR	SUCCESSOR	INTERMEDIATE SUCCESSOR
(dollars in thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Gross profit	$41,021	$20,773	$147,185	$45,397
Add: Fair-value write-up of inventory for transactions accounted for under ASC 805	5,475	147	6,880	1,864
Adjusted gross profit	$46,496	$20,920	$154,065	$47,261
Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	67.0%	71.8%	67.8%	71.0%

	SUCCESSOR	INTERMEDIATE SUCCESSOR	SUCCESSOR	INTERMEDIATE SUCCESSOR
(dollars in thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income (loss)	$2,120	$10,268	$44,082	$21,475
Amortization expense	4,918	618	12,667	2,103
Transaction costs	636	—	1,783	6
Acquisition related costs	2,271	166	3,574	244
Inventory fair value write-up	5,475	147	6,880	1,864
Management fees	—	125	—	250
Equity based compensation expense	242	—	732	—
Business expansion expense	156	—	316	—
Adjusted net income	$15,818	$11,324	$70,034	$25,942

	SUCCESSOR	INTERMEDIATE SUCCESSOR	SUCCESSOR	INTERMEDIATE SUCCESSOR
(dollars in thousands)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income (loss)	$2,120	$10,268	$44,082	$21,475
Interest expense	2,246	225	7,363	1,093
Income tax expense	(49)	11	123	11
Depreciation and amortization expense	5,063	648	12,968	2,172
Transaction costs	636	—	1,783	6
Acquisition related costs	2,271	166	3,574	244
Inventory fair value write-up	5,475	147	6,880	1,864
Management fees	—	125	—	250
Equity based compensation expense	242	—	732	—
Business expansion expense	156	—	316	—
Adjusted EBITDA	$18,160	$11,590	$77,821	$27,115
Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	26.2%	39.8%	34.2%	40.7%